Exhibit 99.3
CIRRUS LOGIC, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED FINANCIAL INFORMATION
On July 24, 2007, Cirrus Logic, Inc. completed its acquisition of Apex. The acquisition is accounted for as a purchase and, accordingly, the total purchase price is allocated to the acquired assets, including goodwill and other intangible assets, and liabilities at their fair values as of July 24, 2007. Cirrus Logic’s consolidated statement of operations does not include any revenue or expense related to Apex prior to July 24, 2007. The acquisition is expected to be accretive to earnings in fiscal year 2008.
The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2007 gives the effect to the acquisition as if it had occurred on June 30, 2007.
The combining companies have different year-ends for reporting purposes. Apex maintained its accounting records on a fiscal basis, ending in November, and Cirrus Logic maintains its accounting records on a fiscal basis, ending in March. Pursuant to Regulation S-X, Apex’s annual income statement has been adjusted to bring it with in 93 days. The unaudited pro forma combined condensed consolidated statements of operations for the twelve months ended March 31, 2007 gives effect to the financial statements as if it had occurred on March 26, 2006, combining the historical consolidated statements of operations of Cirrus Logic for the fiscal year ended March 31, 2007 with the historical consolidated statements of operations of Apex for the year ended January 12, 2007. Furthermore, the unaudited pro forma statement of operations for the three months ended June 30, 2007 gives the effect to the financial statements as if it had occurred on April 1, 2007.
The unaudited pro forma combined condensed consolidated financial information has been prepared and should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Cirrus Logic, the “Management Discussion and Analysis of Financial Condition and Results of Operations,” included in Cirrus Logic’s Form 10-K for the year ended March 31, 2007 filed with the Securities and Exchange Commission, and the Apex financial statements and notes thereto included herein this Current Report on Form 8-K.
The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined entity. The pro forma adjustments do not include any adjustments to historical revenue for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes.
The following unaudited pro forma combined condensed consolidated financial information has been prepared to give effect to the acquisition, accounted for using the purchase method of accounting. This financial information reflects certain assumptions and estimates deemed probable by management regarding the acquisition based upon the assets and liabilities acquired. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results that actually would have been realized had the entities been a single entity during this period. Additionally, the future consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in values not currently identified and changes in operating results, which could result in adjustment to among other items identifiable assets and goodwill. The total estimated purchase cost of the acquisition has been allocated to assets and liabilities using an independent appraisal of their estimated fair value with the excess cost over the net assets acquired allocated to goodwill. The purchase price allocation is preliminary, as we have not completed our detailed analysis and received a final report from our independent valuation firm and a final determination of required purchase accounting adjustments will be made upon the completion of a final analysis of the total purchase cost and the fair value of the assets and liabilities assumed.

CIRRUS LOGIC, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Historical
		Apex
	Cirrus Logic, Inc.	Microtechnology as	Pro Forma		Pro Forma Combined
	as of June 30, 2007	of May 4, 2007	Adjustments		Total
Assets
Current assets:
Cash and cash equivalents	$97,566	$(132)	$(42,754	)(b)	$54,680
Restricted investments	5,755	—			5,755
Marketable securities	174,242	—			174,242
Accounts receivable, net	19,428	3,673			23,101
Inventories	17,512	2,565			20,077
Other current assets	14,138	425	(271	)(c)	14,292

Total current assets	328,641	6,531			292,147

Property and equipment, net	10,508	2,966	7,662	(d)	21,136
Intangibles, net	11,246	—	21,185	(e)	32,431
Goodwill	6,461	—	16,649	(f)	23,110
Investment in Magnum Semiconductor	3,657	—			3,657
Other assets	1,900	88	(51)	(g)	1,937

Total assets	$362,413	$9,585			$374,418

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,643	$432			$12,075
Accrued salaries and benefits	6,565	—			6,565
Current portion of long-term debt	—	1,724	(1,724)	(h)
Other accrued liabilities	9,896	2,034			11,930
Deferred income on shipments to distributors	5,362	—			5,362

Total current liabilities	33,466	4,190			35,932

Other long-term obligations	12,659	5,220	6,080	(i)	23,959

Stockholders’ equity:
Capital stock	932,689	5,936	(5,936)	(j)	932,689
Accumulated deficit	(615,616)	(5,761)	4,000	(j)	(617,377)
Accumulated other comprehensive loss	(785)	—			(785)

Total stockholders’ equity	316,288	175			314,527

Total liabilities and stockholders’ equity	$362,413	$9,585			$374,418

CIRRUS LOGIC, INC.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Twelve Months Ended
		Apex
	Cirrus Logic, Inc.	Microtechnology as	Pro Forma		Pro Forma
	as of March 31, 2007	of Jan 12, 2007	Adjustments		Combined Total

Net sales	$182,304	$19,320			$201,624
Cost of sales	73,290	7,008			80,298

Gross Margin	109,014	12,312			121,326

Operating expenses:
Research and development	43,961	2,417			46,378
Selling, general and administrative	51,755	4,636	258	(k)	56,649
Restructuring costs and other (gains)	1,106	—			1,106
Impairment of goodwill and other intangibles	4,290	—			4,290
Amortization of acquisition related intangibles	—	—	1,253	(l)	1,253
In-process R&D expense	1,925	—			1,925

Total operating expenses	103,037	7,053			111,601

Income from operations	5,977	5,259			9,725
Realized gain on marketable securities	193	—			193
Interest income, net	13,146	(806)			12,340
Other income, net	177	—			177

Income before income taxes	19,493	4,453			22,435
Provision (benefit) for income taxes	(8,402)	1,402			(7,000)

Net income	$27,895	$3,051			$29,435

Basic weighted average common shares outstanding:	87,643				87,643
Diluted weighted average common shares outstanding:	88,805				88,805

Basic income per share:	$0.32				$0.34
Diluted income per share:	0.31				0.33

CIRRUS LOGIC, INC.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
		Apex
	Cirrus Logic, Inc.	Microtechnology as	Pro Forma		Pro Forma Combined
	as of June 30, 2007	of May 4, 2007	Adjustments		Total

Net sales	$41,124	$4,842			$45,966
Cost of sales	16,759	1,634			18,393

Gross Margin	24,365	3,208			27,573

Operating expenses:
Research and development	10,913	629			11,542
Selling, general and administrative	12,981	1,263	65	(k)	14,309
Restructuring costs and other (gains)					—
Impairment of goodwill and other intangibles					—
Amortization of acquisition related intangibles			313	(l)	313
In-process R&D expense					—

Total operating expenses	23,894	1,892			26,164

Income from operations	471	1,316			1,409
Realized gain on marketable securities					—
Interest income, net	3,507	(156)			3,351
Other income, net	26	—			26

Income before income taxes	4,004	1,160			4,786
Provision (benefit) for income taxes	15	406			421

Net income	$3,989	$754			$4,365

Basic weighted average common shares outstanding:	88,490				88,490
Diluted weighted average common shares outstanding:	89,669				89,669

Basic income per share:	$0.05				$0.05
Diluted income per share:	0.04				0.05

Notes to Unaudited Pro Forma Combined Consolidated Condensed Financial Statements
The following pro forma adjustments and reclassifications have been reflected in the unaudited pro forma combined condensed consolidated balance sheet and statements of operations:
(a)	The preliminary calculation of the purchase price for the assets and liabilities acquired is presented below:
Calculation of the preliminary purchase price (in millions):

Total Purchase Price	$42,472
Transaction Expenses	282

Total Purchase Price	$42,754

Under Statement of Financial Accounting Standard (SFAS) No. 141, “Business Combinations,” the total purchase price was allocated to Apex’s assets and liabilities based on their estimated fair values. The total purchase price was allocated to tangible assets and liabilities, and intangible assets, including goodwill, and in-process research and development (IPR&D). Goodwill as a result of the acquisition will be subject to an annual impairment test and will not be amortized under SFAS No. 142, “Goodwill and Other Intangible Assets.”
(b)	Represents cash consideration paid by Cirrus Logic for the acquisition of Apex.

(c)	Represents the removal of the deferred tax asset related to Apex.

(d)	Represents the incremental fair value of the property and equipment over the book value of the assets recorded on Apex’s financial statements.

(e)	Specifically identified intangible assets including developed technology and IPR&D.
Cirrus Logic retained an independent appraiser to assist with determining the estimated fair values of the property and equipment and intangible assets assumed in the acquisition. The valuations relied on methodologies that most closely related the fair market value assignment with the economic benefits provided by each asset and the risks associated with the assets. The acquired assets will be generally amortized over a useful life of approximately 15 years.

(f)	Allocation of the preliminary purchase price.
The allocation of the preliminary purchase price to the net assets acquired as of July 24, 2007 is presented below:
Allocation of the preliminary purchase price (in millions):

		Summary
Acquired Assets
Trade Accounts Receivable	$2,859
Inventory	2,709
Fixed Assets, net	2,944
Other assets	250
Total Assets Identified		8,762
Excess Fair Value of Property & Equipment		7,662

Developed Technology (15 year life)	$14,282
Tradename (indefinite life)	2,438
Customer Relationships (15 year life)	4,465
Acquired Intangibles subtotal		21,185
IPRD		1,761
Goodwill		16,649

Acquired Liabilities
Deferred tax liability	$(11,300)
Other liabilities	(1,965)
Total Liabilities Identified		(13,265)

Total Purchase Price		$42,754

(g)	Represents the write-off of debt issuance costs

(h)	Represents the payment related to the debt.

(i)	Represents the long-term portion of the debt adjustment as part of the acquisition partially offset by the inclusion of $11.3 million in deferred tax liabilities associated with this acquisition.

(j)	Represents the elimination of Apex’s historical equity and related costs as well as the write-off the IPRD of $1.8 million, as the IPRD consists of those products that are not yet proven to be technologically feasible but have been developed to a point where there is value associated with them in relation to potential future revenue. Because technological feasibility was not yet proven and no alternative future uses are believed to exist for the in-process technologies, the assigned value was expensed immediately upon the closing dates of the acquisition.
The preliminary value of $1.8 million assigned to acquired IPR&D was determined by identifying research projects in areas for which technological feasibility has not been established and there is no alternative future use.
(k)	Represents the incremental depreciation associated with the step-up in the fair value related to the property, plant and equipment.

(l)	Represents the incremental amortization associated with the purchased acquired intangibles.